The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Citigroup Inc.	SUBJECT TO COMPLETION, DATED DECEMBER 8, 2014	December , 2014 Medium-Term Senior Notes, Series G Pricing Supplement No. 2014-CMTNG0313 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December     , 2017
▪
The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc.  The securities offer the potential for contingent quarterly coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because, at maturity, what you receive may be worth significantly less than the stated principal amount of your securities and possibly worth nothing; and (iii) the securities may be automatically redeemed prior to maturity. Each of these risks will depend on the performance of the worst performing of the shares of common stock of ConocoPhillips and shares of common stock of Chevron Corporation (each, the “underlying shares”), as described below.  You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in either regardless of the performance of the other.  Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of the underlying shares or receive any dividends paid on the underlying shares.

▪
Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Inc.

KEY TERMS
Underlying shares:	Underlying share issuers	Initial share price*	Barrier price**	Equity ratio***
	Shares of common stock of ConocoPhillips	$	$
	Shares of common stock of Chevron Corporation	$	$
*    The closing price of the applicable underlying shares on the pricing date
**   For each of the underlying shares, 65% of the applicable initial share price
*** The stated principal amount divided by the applicable initial share price, subject to anti-dilution adjustments for certain corporate events

Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	December , 2014 (expected to be December 12, 2014)
Issue date:	December , 2014 (three business days after the pricing date)
Valuation dates:
The     day of each March, June, September and December (expected to be the 12th day of each March, June, September and December), beginning on March   , 2015 (expected to be March 12, 2015) and ending on December   , 2017 (the “final valuation date,” which is expected to be December 12, 2017), each subject to postponement if such date is not a scheduled trading day for either of the underlying shares or if certain market disruption events occur with respect to either of the underlying shares

Maturity date:	Unless earlier redeemed, December , 2017 (expected to be December 15, 2017)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:
On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon at a rate of 8.20% per annum (equal to 2.05% of the stated principal amount of the securities per quarter) if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

Payment at maturity:
If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:
▪ If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable barrier price: $1,000 plus the contingent coupon payment due at maturity
▪ If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable barrier price: a fixed number of the worst performing underlying shares equal to the applicable equity ratio
If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable barrier price, you will receive a number of the worst performing underlying shares worth less than 65% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000	$23.50	$976.50
Total:	$	$	$
(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be at least $940.00 per security, which will be less than the issue price.  The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.
(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:
  Product Supplement No. EA-04-02 dated November 13, 2013         Prospectus Supplement and Prospectus each dated November 13, 2013
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

KEY TERMS (continued)
Automatic early redemption:
If, on any quarterly valuation date prior to the final valuation date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment

Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share performance factor:	For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price
Worst performing underlying shares:	For any valuation date, the underlying shares with the lowest share performance factor on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	1730T03N7 / US1730T03N79
Underwriter:	CGMI, an affiliate of the issuer, acting as principal

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity or, in the case of a delisting of the underlying shares, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount.  These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares,” and not in this pricing supplement.  It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of a valuation date.  If a scheduled valuation date is not a scheduled trading day for either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on a scheduled valuation date, that valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date.”  If a scheduled valuation date is postponed, the closing price of each of the underlying shares in respect of that valuation date will be determined based on (i) for any underlying shares for which the originally scheduled valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled valuation date, the closing price of such underlying shares on the originally scheduled valuation date and (ii) for any other underlying shares, the closing price of such underlying shares on the valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying shares following the originally scheduled valuation date on which a market disruption event did not occur with respect to such underlying shares).

Dilution and Reorganization Adjustments. The initial share price and the barrier price applicable to each of the underlying shares are each a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement.  Accordingly, the initial share price and the barrier price, as well as the equity ratio applicable to each of the underlying shares, are each subject to adjustment upon the occurrence of any of the events described in that section.

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to calculate the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if the securities are automatically redeemed prior to the maturity date, which is not reflected in the examples below. Unless earlier redeemed, during the term of the securities, there are twelve valuation dates. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual initial share prices of either of the underlying shares or their applicable barrier prices, each of which will be determined on the pricing date:

December 2014	PS-2

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Underlying shares	Hypothetical initial share price	Hypothetical barrier price	Hypothetical equity ratio
ConocoPhillips	$70.00	$45.50 (65% of the applicable hypothetical initial share price)	14.28571
Chevron Corporation	$110.00	$71.50 (65% of the applicable hypothetical initial share price)	9.09091
Contingent coupon rate:		8.20% per annum, paid quarterly

Hypothetical Examples of Contingent Coupon Payments and any Payment upon an Automatic Early Redemption with Respect to a Quarterly Valuation Date

The following examples illustrate the hypothetical contingent coupon payments with respect to four hypothetical quarterly valuation dates and do not show the hypothetical payments on the securities for all valuation dates during the term of the securities.

	Hypothetical closing price of shares of the common stock of ConocoPhillips	Hypothetical closing price of shares of the common stock of Chevron Corporation	Hypothetical contingent coupon payment per security and any payment upon an automatic early redemption
Example 1: Hypothetical valuation date 1	$77.00 (Share performance factor = $77.00 / $70.00 = 1.100)	$93.50 (Share performance factor = $93.50 / $110.00 = 0.850)	$20.50
Example 2: Hypothetical valuation date 2	$42.00 (Share performance factor = $42.00 / $70.00 = 0.600)	$143.00 (Share performance factor = $143.00 / $110.00 = 1.300)	$0.00
Example 3: Hypothetical valuation date 3	$63.00 (Share performance factor = $63.00 / $70.00 = 0.900)	$55.00 (Share performance factor = $55.00 / $110.00 = 0.500)	$0.00
Example 4: Hypothetical valuation date 4	$35.00 (Share performance factor = $35.00 / $70.00 = 0.500)	$66.00 (Share performance factor = $66.00 / $110.00 = 0.600)	$0.00
Example 5: Hypothetical valuation date 5	$75.00 (Share performance factor = $75.00 / $70.00 = 1.071)	$120.00 (Share performance factor = $120.00 / $110.00 = 1.091)	$1,020.50 ($1,000 stated principal amount per security plus the related contingent coupon payment)

Example 1: On hypothetical valuation date 1, the shares of common stock of Chevron Corporation have the lowest share performance factor and, therefore, are the worst performing underlying shares.  In this scenario, the closing price of the worst performing underlying shares is greater than the applicable barrier price and investors in the securities would receive the contingent coupon payment of $20.50 per security on the related contingent coupon payment date.

Example 2: On hypothetical valuation date 2, the shares of common stock of ConocoPhillips have the lowest share performance factor and, therefore, are the worst performing underlying shares.  In this scenario, the closing price of the worst performing underlying shares is less than the applicable barrier price and investors would not receive any payment on the related contingent coupon payment date, even though the other underlying shares have appreciated from the applicable initial share price.

Example 3: On hypothetical valuation date 3, the shares of common stock of Chevron Corporation have the lowest share performance factor and, therefore, are the worst performing underlying shares.  In this scenario the closing price of the worst performing underlying shares is less than the applicable barrier price and investors would not receive any payment on the related contingent coupon payment date, even though the closing price of the other underlying shares is greater than the applicable barrier price.

Example 4: On hypothetical valuation date 4, the hypothetical closing prices of both of the underlying shares are less than the applicable barrier prices. In this scenario, investors would not receive any payment on the related contingent coupon payment date.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if, on that valuation date, the closing price of the worst performing underlying shares is less than the applicable barrier price.

December 2014	PS-3

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Example 5: On hypothetical valuation date 5, the hypothetical closing prices of both of the underlying shares are greater than the applicable barrier prices. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable initial share price and the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, or $1,020.50.

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the payment at maturity on the securities as determined by the applicable final share prices of the underlying shares on the final valuation date.

	Hypothetical final share price of shares of the common stock of ConocoPhillips	Hypothetical final share price of shares of the common stock of Chevron Corporation	Hypothetical payment at maturity per security
Example 6	$84.00 (Share performance factor = $84.00 / $70.00 = 1.200)	$121.00 (Share performance factor = $121.00 / $110.00 = 1.100)	$1,020.50
Example 7	$35.00 (Share performance factor = $35.00 / $70.00 = 0.500)	$99.00 (Share performance factor = $99.00 / $110.00 = 0.900)	$500.00
Example 8	$49.00 (Share performance factor = $49.00 / $70.00 = 0.700)	$0.00 (Share performance factor = $0.00 / $110.00 = 0.000)	$0.00

Example 6: In this example, the shares of common stock of Chevron Corporation are the worst performing underlying shares.  In this scenario, the final share price of the worst performing underlying shares is greater than the applicable barrier price.  Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $20.50 per security but you would not participate in the appreciation of either of the underlying shares.

Example 7: In this example, the shares of common stock of ConocoPhillips are the worst performing underlying shares.  In this scenario, the final share price of the worst performing underlying shares is less than the applicable barrier price.  Accordingly, at maturity, you would receive a fixed number of worst performing underlying shares equal to the applicable equity ratio per security, the cash value of which is calculated as follows:

Payment at maturity = the hypothetical equity ratio of the worst performing underlying shares × the hypothetical final share price of the worst performing underlying shares

= 14.28571 × $35.00
= $500

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity.  You would incur a loss based on the performance of the worst performing underlying shares, even though the final share price of the other underlying shares was greater than the applicable barrier price. In addition, because the final share price of the worst performing underlying shares is below the applicable barrier price, you will not receive any quarterly contingent coupon payment.

Example 8: In this example, the common stock of Chevron Corporation is the worst performing underlying shares and its final share price is less than the applicable barrier price.  Accordingly, at maturity, you would receive a number of the worst performing underlying shares equal to the applicable equity ratio, the cash value of which is calculated as follows:

Payment at maturity = the hypothetical equity ratio of the worst performing underlying shares × the hypothetical final share price of the worst performing underlying shares

= 9.09091 × $0.00
= $0

In this scenario, because the closing price of the worst performing underlying shares on the final valuation date is $0, you would lose your entire investment in the securities. In addition, because the final share price of the worst performing underlying shares is below the applicable barrier price, you will not receive any quarterly contingent coupon payment. If the closing price of the worst performing underlying shares was less than the applicable barrier price on each valuation date, you would not have received any quarterly contingent coupon payments in addition to receiving significantly less than the stated principal amount of your securities at maturity.

December 2014	PS-4

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with both of the underlying shares.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪
You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances.  If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying shares.  If the final share price of the worst performing underlying shares is less than the applicable barrier price, you will lose 1% of the stated principal amount of the securities for every 1% by which the final share price of the worst performing underlying shares is less than the applicable initial share price.  There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪
You will not receive any contingent coupon payment for any quarter in which the closing price of the worst performing underlying shares is less than the applicable barrier price on the related valuation date. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable barrier price. If the closing price of the worst performing underlying shares is less than the applicable barrier price on any quarterly valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the worst performing underlying shares is below the applicable barrier price on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

▪
The securities are subject to the risks of both of the underlying shares and will be negatively affected if either performs poorly, even if the other performs well.  You are subject to risks associated with both of the underlying shares. If either of the underlying shares perform poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one could ameliorate the poor performance of the other.  Instead, you are subject to the full risks of whichever of the underlying shares is the worst performing underlying shares.

▪
You will not benefit in any way from the performance of the better performing underlying shares.  The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares.  The securities may underperform a similar investment in both of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪
You will be subject to risks relating to the relationship between the underlying shares.  It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes.  By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship.  Although each of the underlying share issuers are energy corporations with global operations and are subject to similar risks associated with this industry, the underlying share issuers differ in important respects. ConocoPhillips operates primarily in oil and gas exploration and production whereas Chevron Corporation operates in fully integrated petroleum operations, chemicals operations, mining operations and power and energy services.  The less correlated the underlying shares, the more likely it is that one or the other of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities at maturity or upon an earlier automatic redemption.  It is impossible to predict what the relationship between the underlying shares will be over the term of the securities.

▪
Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon

December 2014	PS-5

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

payment dates and the risk that what you receive at maturity may be worth significantly less than the stated principal amount of your securities at maturity. The volatility of and the correlation between the underlying shares are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that the closing price of the worst performing underlying shares will be less than the applicable barrier price on one or more valuation dates, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that the closing price of the worst performing underlying shares will be less than the applicable barrier price on the final valuation date, such that you will not be repaid the stated principal amount of your securities at maturity.

▪
You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates or because the securities have been automatically redeemed prior to the maturity date. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares.

▪
You will not receive any dividends or other distributions or any other rights with respect to the underlying shares. You will not receive any dividends or other distributions or any other rights with respect to the underlying shares. As of December 4, 2014, the trailing 12-month dividend yield of ConocoPhillips was approximately 4.19%, which, if this dividend yield remained constant for the term of the securities, would be equivalent to approximately 12.57% (assuming no reinvestment of dividends) over the term of the securities.  As of December 4, 2014, the trailing 12-month dividend yield of Chevron Corporation was approximately 3.79%, which, if this dividend yield remained constant for the term of the securities, would be equivalent to approximately 11.37% (assuming no reinvestment of dividends) over the term of the securities.  Although it is impossible to predict whether the dividend yields over the term of the securities will be higher, lower or the same as the dividend yields over any period, investors should understand that they will not receive any potential dividend payments under the securities. In addition, because you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates, you may receive substantially less under the securities than an alternative investment that provided for the payment of any dividends on the underlying shares or an investment directly in the underlying shares.

▪
The securities may be automatically called prior to maturity, limiting your opportunity to receive contingent coupon payments. On any valuation date prior to the final valuation date, the securities will be automatically called if the closing price of the worst performing underlying shares on that valuation date is greater than or equal to the applicable initial share price. Thus, the term of the securities may be limited to as short as three months. If the securities are called prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪
The securities offer downside exposure to the underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or any other rights with respect to the underlying shares.

▪
The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing prices of the underlying shares solely on the applicable quarterly valuation dates, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that each of the underlying shares has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪
The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

December 2014	PS-6

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

▪
The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪
The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlying shares, the dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪
The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

▪
The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪
The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the dividend yields on the underlying shares, the correlation between the underlying shares, interest rates generally, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪
Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

December 2014	PS-7

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

▪
Our offering of the securities does not constitute a recommendation of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or in instruments related to the underlying shares, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪
The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the underlying shares and other financial instruments related to the underlying shares. Our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪
We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with either underlying share issuer, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪
You will have no rights and will not receive dividends with respect to the underlying shares unless and until you receive underlying shares at maturity.  If any change to the underlying shares is proposed, such as an amendment to either underlying share issuer’s certificate of incorporation, you will not have the right to vote on such change, but you will be subject to such change in the event you receive the applicable underlying shares at maturity.  Any such change may adversely affect the market price of the applicable underlying shares.

▪
Even if either underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement.  In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on either of the underlying shares unless the amount of the dividend per share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable shares on the date of declaration of the dividend.  Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per share.  If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected.  See “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪
The securities will not be adjusted for all events that could affect the price of either of the underlying shares.  For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlying shares.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of either of the underlying shares would not.

▪
If either of the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount.  If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Delisting of Company Shares” in the accompanying product supplement.  This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪
The securities may become linked to shares of an issuer other than either original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of either of the underlying shares.  For example, if either underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger.  Additionally, if the applicable underlying shares are delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares.  See “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares” in the accompanying product supplement.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.  If certain events occur, such as market disruption events, corporate events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect what you receive at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

December 2014	PS-8

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

▪
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below.  If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.  As described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

As described in “United States Federal Tax Considerations” below, in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend to treat a portion of each coupon payment as attributable to interest and the remainder to option premium. However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

December 2014	PS-9

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Information About ConocoPhillips

ConocoPhillips is an energy corporation with international operations focusing on exploring and producing oil and natural gas. The common stock of ConocoPhillips is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by ConocoPhillips pursuant to the Exchange Act can be located by reference to the SEC file number 001-32395, through the SEC’s website at http://www.sec.gov. In addition, information regarding ConocoPhillips may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of ConocoPhillips trades on the New York Stock Exchange under the ticker symbol “COP.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of ConocoPhillips or other securities of ConocoPhillips. We have derived all disclosures contained in this pricing supplement regarding ConocoPhillips from the publicly available documents described above. In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to ConocoPhillips.

The securities represent obligations of Citigroup Inc. only. ConocoPhillips is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the common stock of ConocoPhillips.

Historical Information

The graph below shows the closing prices of the common stock of ConocoPhillips for each day such price was available from January 2, 2009 to December 4, 2014. The table that follows shows the high and low closing prices of, and dividends paid on, the common stock of ConocoPhillips for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of ConocoPhillips shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P as if any such transaction had occurred prior to the first day in the period shown below.  You should not take the historical prices of the common stock of ConocoPhillips as an indication of future performance.

Common Stock of ConocoPhillips – Historical Closing Prices January 2, 2009 to December 4, 2014

December 2014	PS-10

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Common Stock of ConocoPhillips	High	Low	Dividends
2009
First Quarter	$42.45	$26.78	$0.47
Second Quarter	$36.54	$28.92	$0.47
Third Quarter	$35.68	$30.07	$0.47
Fourth Quarter	$41.04	$34.69	$0.50
2010
First Quarter	$40.94	$36.11	$0.50
Second Quarter	$45.51	$37.42	$0.55
Third Quarter	$43.99	$37.22	$0.55
Fourth Quarter	$51.91	$43.65	$0.55
2011
First Quarter	$61.51	$50.98	$0.66
Second Quarter	$61.91	$53.80	$0.66
Third Quarter	$58.51	$47.20	$0.66
Fourth Quarter	$55.60	$46.49	$0.66
2012
First Quarter	$59.63	$52.00	$0.66
Second Quarter	$58.60	$50.82	$0.66
Third Quarter	$58.30	$53.24	$0.66
Fourth Quarter	$59.30	$54.59	$0.66
2013
First Quarter	$61.66	$56.89	$0.66
Second Quarter	$64.31	$56.81	$0.66
Third Quarter	$71.00	$61.23	$0.69
Fourth Quarter	$74.34	$69.06	$0.69
2014
First Quarter	$70.37	$63.46	$0.69
Second Quarter	$86.10	$69.48	$0.69
Third Quarter	$86.76	$76.52	$0.73
Fourth Quarter (through December 4, 2014)	$75.00	$66.07	$0.73

The closing price of the common stock of ConocoPhillips on December 4, 2014 was $69.31.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of ConocoPhillips in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of ConocoPhillips.

December 2014	PS-11

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Information About Chevron Corporation

Chevron Corporation, which we refer to as “Chevron,” is an energy corporation with fully integrated petroleum operations, chemicals operations, mining operations and power and energy services. The common stock of Chevron is registered under the Exchange Act. Information provided to or filed with the SEC by Chevron pursuant to the Exchange Act can be located by reference to the SEC file number 001-00368, through the SEC’s website at http://www.sec.gov. In addition, information regarding Chevron may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Chevron trades on the New York Stock Exchange under the ticker symbol “CVX.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Chevron or other securities of Chevron. We have derived all disclosures contained in this pricing supplement regarding Chevron from the publicly available documents described above. In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Chevron.

The securities represent obligations of Citigroup Inc. only. Chevron is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the common stock of Chevron.

Historical Information

The graph below shows the closing prices of the common stock of Chevron for each day such price was available from January 2, 2009 to December 4, 2014. The table that follows shows the high and low closing prices of, and dividends paid on, the common stock of Chevron for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Chevron shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the common stock of Chevron as an indication of future performance.

Common Stock of Chevron Corporation – Historical Closing Prices January 2, 2009 to December 4, 2014

December 2014	PS-12

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Common Stock of Chevron Corporation	High	Low	Dividends
2009
First Quarter	$77.35	$56.46	$0.65
Second Quarter	$72.67	$63.75	$0.65
Third Quarter	$72.64	$61.40	$0.68
Fourth Quarter	$79.64	$68.14	$0.68
2010
First Quarter	$80.88	$70.13	$0.68
Second Quarter	$82.83	$67.86	$0.72
Third Quarter	$81.28	$67.31	$0.72
Fourth Quarter	$91.60	$80.97	$0.72
2011
First Quarter	$108.01	$90.41	$0.72
Second Quarter	$109.66	$97.90	$0.78
Third Quarter	$109.43	$90.01	$0.78
Fourth Quarter	$109.64	$89.88	$0.81
2012
First Quarter	$111.19	$102.85	$0.81
Second Quarter	$108.30	$96.41	$0.90
Third Quarter	$117.85	$103.88	$0.90
Fourth Quarter	$117.96	$101.52	$0.90
2013
First Quarter	$121.18	$109.26	$0.90
Second Quarter	$126.43	$114.81	$1.00
Third Quarter	$127.76	$117.70	$1.00
Fourth Quarter	$125.23	$116.13	$1.00
2014
First Quarter	$125.07	$109.52	$1.00
Second Quarter	$132.98	$116.69	$1.07
Third Quarter	$134.85	$119.32	$1.07
Fourth Quarter (through December 4, 2014)	$119.95	$108.87	$1.07

The closing price of the common stock of Chevron on December 4, 2014 was $112.28.

We make no representation as to the amount of dividends, if any, that may be paid on the common stock of Chevron in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Chevron.

December 2014	PS-13

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a security as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”).  In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will specify in the final pricing supplement the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively.

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities. See “United States Federal Tax Considerations—Tax Consequences to U.S. Holders” in the accompanying product supplement.

Subject to the discussion in the accompanying product supplement regarding “FATCA,” if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, under current law you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.”  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

While we currently do not intend to withhold on payments on the securities to Non-U.S. Holders (subject to compliance with the applicable certification requirements and the discussion in the accompanying product supplement regarding “FATCA”), in light of the uncertain treatment of the securities other persons having withholding or information reporting responsibility in respect of the securities may treat some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  Moreover, it is possible that in the future we may determine that we should withhold at a rate of 30% on coupon payments on the securities.  We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

December 2014	PS-14

Citigroup Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of ConocoPhillips and the Common Stock of Chevron Corporation Due December , 2017

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $23.50 for each $1,000 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $23.50 for each security they sell.

CGMI is an affiliate of ours.  Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority.  Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities.  We expect to hedge our obligations under the securities through CGMI or other of our affiliates.  CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines.  This hedging activity could affect the closing prices of either of the underlying shares and, therefore, the value of and your return on the securities.  For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.  However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.”

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2014 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

December 2014	PS-15